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                                  EXHIBIT 10.44

                      AMENDMENT NO. 2 TO FACILITY AGREEMENT


         This AMENDMENT NO. 2 TO FACILITY AGREEMENT (this "Amendment") is entered into as of January 25, 2000 by and among AmerUs Life Holdings, Inc. (the "Company"), Bank One, NA (f/k/a The First National Bank of Chicago), individually and as agent ("Agent"), and the other finanial institutions signatory hereto (the "Lenders").

                                    RECITALS

         A. The Company, the Agent and the Lenders are party to that certain $27,500,000 Facility and Guaranty Agreement dated as of February 12, 1999 (as previously amended, the "Facility Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Facility Agreement.

         B. The Company, the Agent and the undersigned Lenders wish to amend the Facility Agreement on the terms and conditions set forth below in order to accommodate, among other things, the merger (the "Merger") of the Company with and into the reorganized stock company which results from the demutualization of American Mutual Holding Company, the name of which is to be determined (the "Reorganized Company").

         Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

              1. Amendment to Facility Agreement. Upon the Effective Date (as defined below) or the Delayed Effective Date (as defined below), as applicable, the Facility Agreement shall be amended as follows:

                   (a)  Article I is amended as follows:

                   (i) by deleting the definitions of "Change of Control", "Company" and "Subsidiary" and replacing each in its entirety to read as follows:

                   "Change of Control" shall mean the occurrence of any of the following events: (i) the Company shall cease to own, directly, or indirectly through Wholly-Owned Subsidiaries, 100% of the issued and outstanding voting stock of AmerUs Life ordinarily entitled to vote for the election of directors, or any other class of stock of AmerUs Life of which the Company owns 50% or less shall become entitled to elect a majority of AmerUs Life's board of directors; or (ii) during any period of 25 consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders or members, as the case may be, of the Company was approved by a vote of a majority of the directors then


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              still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.";

                   "Company" means the reorganized stock company which results from the demutualization of American Mutual Holding Company, the name of which is to be determined, and the successor by merger to AmerUs Life Holdings, Inc.";

                   "Subsidiary" of any Person shall mean and include (a) any
              corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company; provided that, notwithstanding the foregoing provisions of this definition (x) any grantor trust or limited liability company established by the Company and/or its Subsidiaries in order to effectuate the lease/leaseback transaction with Linzer Elektrizitats-, Fernwarme- und Verkehrsbetriebe Aktiengesellschaft ("ESG") with respect to a cogeneration facility in Linz, Austria as described in the summary of terms and structure delivered to the Administrative Agent and the Banks prior to the Fourth Amendment Effective Date (all as defined in the Existing Credit Agreement), and any trust or limited liability company formed by the Company and/or its Subsidiaries after the Fourth Amendment Effective Date to effectuate transactions with ESG or any other Person in which the Indebtedness of the Company and its Subsidiaries incurred in connection therewith is comprised solely of (i) obligations which are non-recourse to the Company or any of its Subsidiaries and
              (ii) other obligations which are or will be 100% defeased by U.S. Government obligations (each such transaction, including the lease/leaseback with ESG, a "Permitted Transaction") and (y) any Person which is at the relevant time of determination an Unrestricted Subsidiary (as such term is defined in the Existing Credit Agreement, as amended by the Sixth Amendment thereto dated as of May 18, 1999), shall not constitute a Subsidiary for purposes of this Agreement."

                   (ii)  by deleting the definition of "Group".

                   (iii) by adding the following definition for "Bank One" in its proper alphabetical order:

                   "Bank One" means Bank One, NA, a national banking
              association having its principal office in Chicago, Illinois, in its individual capacity, and its successors."

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                   (b)  Each reference therein to "First Chicago" is amended to be a reference to "Bank One" and each reference to "The First National Bank of Chicago" is amended to be a reference to "Bank One, NA."

                   (c) Section 5.01(a) is amended by adding the following at the end of such section:

                   "; provided, however, that AmerUs Life Holdings, Inc. may
              merge into the reorganized stock company which results from the demutualization of American Mutual Holding Company, the name of which is to be determined.

                   (d) Section 6.01(g) is amended in its entirety to read as follows:

                   "(g) The Company shall default in the performance or observance of Section 5.01(e) or (h) herein or Section 7.10 or 7.11 of the Existing Credit Agreement (as amended by the Sixth Amendment thereto dated as of May 18, 1999)."

                   (e) the first sentence of Section 10.01 is amended to add the following at the conclusion thereof before the period:

         "and further provided that AmerUs Life Holdings, Inc. may assign such rights and obligations to the reorganized stock company which results from the demutualization of American Mutual Holding Company in connection with the Merger of AmerUs Life Holdings, Inc. into such reorganized stock company".

         2. Representations and Warranties of the Company. The Company represents and warrants that:

              (a) The execution, delivery and performance by the Company of this Amendment and by the Reorganized Company of the Affirmation Agreement attached hereto as Exhibit A (the "Affirmation") has been (or in the case of the Reorganized Company, will be) duly authorized by all necessary corporate action on the part of the Company or the Reorganized Company, as applicable, and that this Amendment and the Affirmation are (or in the case of the Affirmation Agreement, will be) the legal, valid and binding obligation of the Company or the Reorganized Company, as applicable, enforceable against the Company or the Reorganized Company, as applicable, in accordance with their respective terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

              (b) Neither the execution, delivery and performance by the Company or the Reorganized Company of this Amendment or the Affirmation, as applicable, nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein (including the Merger),
    (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to

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    create or impose) any lien upon any of the property or assets of the
    Reorganized Company (after giving effect to the Merger), the Company or any of their respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement (including without limitation the Existing Credit Agreement) or any other material instrument to which the Reorganized Company (after giving effect to the Merger), the Company or any of their respective Subsidiaries is a party or by which the Reorganized Company, the Company or any of their respective property or assets are bound or to which the Reorganized Company (after giving effect to the Merger) or the Company may be subject (it being understood that the prior existence and continuation of Liens on the assets of the Reorganized Company and its Subsidiaries shall not violate this representation) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Reorganized Company, the Company or any of their respective Subsidiaries.

              (c) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority (including without limitation the Iowa Insurance Division) is required to authorize or is required in connection with (i) the execution, delivery and performance of this Amendment, the Affirmation or the Merger or (ii) the legality, validity, binding effect or enforceability of this Amendment or the Affirmation, other than those which shall have been obtained and shall be in effect as of (x) the Effective Date in connection with this Amendment and (y) the Delayed Effective Date in connection with the Affirmation and the Merger.

              (d) Immediately after giving effect to this Amendment and the Merger, each of the representations and warranties contained in the Facility Agreement will be true and correct in all material respects as if made at such time; and

              (e) Immediately after giving effect to this Amendment and the Merger, no Program Event of Default or Unmatured Default will have occurred and be continuing.

         3. Effective Date. The Immediate Amendments (as defined below) shall become effective on the date (the "Effective Date") of the execution and delivery hereof by the Company, the Agent and each of the Lenders. The Delayed Amendments (as defined below) shall become effective upon such date (the "Delayed Effective Date") as the Effective Date has occurred and the following additional conditions have been satisfied:

              (a) receipt by the Agent substantially contemporaneously with the Merger of the Affirmation duly executed by the Reorganized Company;

              (b)  consummation of the Merger;

              (c) receipt by the Agent substantially contemporaneously with the Merger of a certificate, executed by the Secretary or Assistant Secretary of the Reorganized Company, certifying an attached copy of the Board of Directors' resolutions for the Reorganized Company authorizing, either generally or specifically, the execution, delivery and performance under the Affirmation;

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              (d) receipt by the Agent of such other documents relating to the
    Merger as the Agent or its counsel may have reasonably requested.

    In the event the Delayed Effective Date has not occurred on or before August 31, 2000, the Delayed Amendments shall not become operative and shall be of no force or effect. "Immediate Amendments" means the amendments to the Facility Agreement set forth in Sections 1(a)(i) (as to the definition of "Subsidiary" only) and 1(a)(iii), 1(b) and 1(d) above. "Delayed Amendments" means all other amendments to the Facility Agreement set forth in Section 1 above.

         4.   Reference to and Effect Upon the Facility Agreement.

              (a) Except as specifically amended above, the Facility Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

              (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Facility Agreement or any Loan Document, nor constitute a waiver of any provision of the Facility Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Facility Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Facility Agreement as amended hereby.

         5. Costs and Expenses. The Company hereby affirms its obligations under Section 12.08 of the Facility Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

         6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                           [signature page to follow]



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              IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                             AMERUS LIFE HOLDINGS, INC.

                             By:    s/ Michael G. Fraizer
                                    ---------------------------------
                             Name:     Michael G. Fraizer

                             Title: Senior Vice President and Chief Financial Officer









                             BANK ONE, NA,
                             Individually and as Agent

                             By:  s/ Cynthia Priest
                                  -----------------------------------
                                     Cynthia Priest
                                     Vice President




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